Exhibit 99.1

For Immediate Release: October 2, 2014

Occidental Petroleum’s Board of Directors Approves Spin-off of

California Resources Corporation

HOUSTON — October 2, 2014 — Occidental Petroleum Corporation (NYSE: OXY) announced today that its Board of Directors has approved the spin-off of its California oil and gas business into an independent and separately traded company, California Resources Corporation.

The companies will be separated through the distribution of approximately 80.1 percent of the outstanding shares of California Resources to holders of Occidental common stock. Subject to the satisfaction of the conditions to the spin-off, the distribution is expected to occur on November 30, 2014. Occidental shareholders will receive 0.4 shares of California Resources common stock for every one share of Occidental common stock held at the close of business November 17, 2014, the record date for the distribution. Fractional shares of California Resources common stock will not be distributed. Any fractional shares of California Resources common stock will be aggregated and sold in the open market and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to Occidental stockholders of record who would otherwise be entitled to receive a fractional share of California Resources common stock.

Following the distribution of California Resources common stock, California Resources will be an independent, publicly traded company, and Occidental will retain approximately 19.9 percent ownership interest in California Resources for a period of up to 18 months. California Resources has been approved to list its shares of common stock on the New York Stock Exchange under the symbol “CRC”.

As previously announced, California Resources’ Board of Directors will include William E. Albrecht, Executive Chairman, and Todd A. Stevens, President and Chief Executive Officer. Other Board members will include: Justin A. Gannon, 65, an independent consultant, private investor and former Managing Partner with Grant Thornton LLP and audit partner with Arthur Andersen LLP, who brings over four decades of financial accounting and private investment experience; Ronald L. Havner, Jr., 56, Chairman of the Board, President and Chief Executive Officer of Public Storage, who will provide insight into growing a California-based business; Harold M. Korell, 69, who recently served as Chairman of the Board and before that as Chief Executive Officer of Southwestern Energy Company and will bring over four decades of experience in the energy business; Richard W. Moncrief, 72, founding principal and current President and Chairman of the Board of Moncrief Oil International, Inc., who offers extensive experience in the upstream oil and gas industry; Avedick B. Poladian, 62, Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc. and a Director of Occidental Petroleum; and Robert V. Sinnott, 65, President, Chief Executive Officer and Chief Investment Officer of Kayne Anderson Capital Advisors, L.P., who brings broad experience analyzing and investing in oil and gas industry firms.

Trading of Occidental and California Resources Shares Prior to the Distribution Date

In connection with the distribution, beginning on or shortly before the record date and continuing up to and including through the distribution date, Occidental expects that there will be three trading markets:

•                  In the “regular way” market, shares of Occidental common stock will trade with an entitlement to the California Resources common shares distributed on the distribution date under the symbol “OXY”. Holders who sell Occidental common stock in the regular way market on or before the distribution date will also sell their right to receive California Resources common shares.

•                  In the “ex-distribution” market, shares of Occidental common stock will trade without the right to the California Resources common shares distributed on the distribution date under the symbol “OXY WI”. Holders who sell Occidental common stock in the ex-distribution market on or before the distribution date will retain their right to receive California Resources common shares in the distribution.

•                  In the “when-issued” market, the right to receive California Resources common shares distributed on the distribution date will trade under the symbol “CRC WI”. Holders who sell the right to California Resources common shares in the when-issued market on or before the distribution date will retain their shares of Occidental common stock.

Occidental anticipates that “regular way” trading of California Resources common stock under the symbol “CRC” will begin on December 1, 2014, the first trading day following the distribution date. California Resources will report its third quarter financial results and hold its own earnings call after market close on October 22, 2014.

Occidental stockholders are encouraged to consult their financial advisors and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the specific implications of selling Occidental common stock on or prior to the distribution date and the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Information About the Spin-off

The California Resources spin-off has been structured to qualify as a tax-free distribution to U.S. holders of Occidental common stock for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Occidental has received a private letter ruling from the Internal Revenue Service with respect to the treatment of certain aspects of the spin-off. Based on the private letter ruling and certain facts, assumptions, representations and undertakings made by Occidental and California Resources, Occidental will receive an opinion of counsel to the effect that for U.S. federal income tax purposes, the distribution of California Resources common stock and certain related transactions will not be taxable to Occidental or U.S. holders of Occidental common stock, except in respect to cash received in lieu of fractional share interests which generally will be taxable to such holders as capital gain.

The completion of the distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for California Resources common stock being declared effective by the U.S. Securities and Exchange Commission (SEC) and certain other conditions described in the information statement included in the California Resources Registration Statement on Form 10. Occidental expects all the conditions to the distribution to be satisfied on or before the distribution date. California Resources’ Registration Statement on Form 10 is available at the SEC’s website at http://www.sec.gov. Prior to the distribution, Occidental will mail or provide access to a copy of the information statement filed as part of the registration statement to all shareholders entitled to receive the distribution. The information statement will provide details regarding the distribution and describe California Resources and its shares, including the risks of California Resources’ business and owning shares of California Resources common stock. Occidental shareholders are encouraged to read the information statement closely.

No action is required by Occidental shareholders in order to receive shares of California Resources common stock in the spin-off distribution. Occidental shareholders entitled to receive the dividend will receive a book-entry account statement reflecting their ownership of California Resources common stock, or their brokerage account will be credited for the shares.

California Resources will be California’s largest natural gas producer and the largest oil and gas producer on a gross-operated barrels of oil equivalent basis. It will be the largest oil and gas mineral acreage holder in California with approximately 2.3 million net acres and will have major operations in the state’s high-potential oil and gas basins including Los Angeles, San Joaquin, Ventura and Sacramento.

Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. The company will have exploration and production operations in the Permian Basin and other parts of Texas, the Middle East region and Colombia. It will also have a midstream and marketing segment and a chemical subsidiary, OxyChem. Each of these segments is a leader in its respective sector.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities in support of Occidental's businesses. The company’s wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company’s worldwide operations.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations, including any delay of, or other negative developments affecting, the spin-off of California Resources Corporation; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.

Contacts:

Occidental Petroleum Corporation

Media:

Melissa E. Schoeb

713-366-5615

melissa schoeb@oxy.com

or

Investors:

Christopher M. Degner

212-603-8185

christopher degner@oxy.com

On the web: www.oxy.com